                                   FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             MYSTIC FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                04-3401049
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

                         C/O MEDFORD CO-OPERATIVE BANK
                                 60 HIGH STREET
                          MEDFORD, MASSACHUSETTS 02155
                    (Address of principal executive offices)

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                      Name of each exchange on which
     to be so registered                      each class is to be registered
     -------------------                      ------------------------------

     None.

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [_].

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X].

     Securities Act registration statement file number to which this form relates: 333-34447
         ---------

       Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock par value $.01
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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
          -------------------------------------------------------

          For a description of the shares of common stock, par value $.01 per share, of Mystic Financial, Inc. (the "Registrant") being registered hereunder, as required by Item 202 of Regulation S-K, and in accordance with the Instruction to Item 1 of Form 8-A, see the following captions in the Prospectus of the Registrant filed with the Securities and Exchange Commission on August 27, 1997 as part of the Registrant's Registration Statement on Form S-1, Registration No. 333-34447 and all amendments thereto, which captions are incorporated herein by reference: CERTAIN RESTRICTIONS ON ACQUISITION OF THE COMPANY AND THE BANK; DESCRIPTION OF CAPITAL STOCK OF THE COMPANY; DESCRIPTION OF CAPITAL STOCK OF THE BANK.

ITEM 2.   EXHIBITS.
          --------

          The following Exhibits are either filed as part of this Registration Statement or are incorporated herein by reference:


      1 Registration Statement on Form S-1 of the Registrant (Registration No. 333-34447), as filed with the Securities and Exchange Commission on August 27, 1997, and all amendments thereto.*

    4.1   Specimen Stock Certificate of Mystic Financial, Inc.*

    4.2   Certificate of Incorporation of Mystic Financial, Inc.*

    4.3   Bylaws of Mystic Financial, Inc.*

    4.4   Plan of Conversion of Mystic Financial, Inc.*


------------

     * Exhibit is incorporated herein by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 333-34447), as filed with the Securities and Exchange Commission on August 27, 1997, and all amendments thereto.
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CONFORMED
                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   Mystic Financial, Inc.

                                   By: /s/ Robert H. Surabian
                                       -----------------------------------------
                                           Robert H. Surabian
                                           President and Chief Executive Officer


Dated: December 22, 1997